As filed with the Securities and Exchange Commission on May 8, 2024

Registration No. 333-278591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1 to

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Qilian International Holding Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 152 Hongliang East 1st Street, No. 1703,

Tianfu New District, Chengdu, 610200

People’s Republic of China

+86-028-64775180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

+1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 8, 2024

PROSPECTUS

Qilian International Holding Group Limited

$200,000,000

Class A Ordinary Shares, Preferred Shares, Debt Securities

Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of Class A ordinary shares of par value $0.00166667 per share in the capital of the Company (the “Class A Ordinary Shares”), preferred shares of par value $0.00166667 per share in the capital of the Company (the “Preferred Shares”), warrants, units and rights to purchase Class A Ordinary Shares, Preferred Shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “QLI”. On May 6, 2024, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.70 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries and through contractual arrangements (the “VIE Agreements”) with Gansu QLS (the “VIE”) and its subsidiaries in China. As a result of the VIE Agreements, we are the primary beneficiary of Gansu QLS for accounting purposes and treat it as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of Gansu QLS and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. Neither we nor our investors own any equity ownership in, direct foreign investment in, or control through such ownership/investment of Gansu QLS. This structure involves unique risks to investors. The VIE Agreements have not been tested in court.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The Company that investors will own may never have a direct ownership interest in the businesses that are conducted by the VIE. If the PRC government finds that the agreements that establish the structure for operating the VIE and its subsidiaries’ business in China do not comply with PRC laws and regulations, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in the operations of the VIE. This would result in the VIE being deconsolidated. The majority of our assets, including the necessary licenses to conduct business in China, are held by the VIE and its subsidiaries. A significant part of our revenue is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on the VIE and its subsidiaries’ operations and result in the value of our securities may diminish substantially in value or even become worthless. The Company, our Hong Kong entity, the VIE and its subsidiaries, and our investors face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole.

In addition, while we will take every precaution available to enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and we may incur substantial costs to enforce the terms of the arrangements. For example, the VIE, its subsidiaries, and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE and its subsidiaries (which we do not), we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under VIE Agreements, we will only rely on the performance by the VIE and its shareholders of their obligations under the contracts to direct the operation of the VIE and its subsidiaries. As such, the shareholders of VIE and its subsidiaries may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective. Further, it is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC regulatory authorities could disallow this structure, which would materially adversely affect the value of Qilian International’s shares, and could cause the value of such securities to significantly decline or become worthless. Qilian International faces numerous challenges in enforcing these contractual agreements due to uncertainties under Chinese law as well as jurisdictional limits. Please see the factors set forth under “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Risk Factors—Risks Related to Doing Business in China” beginning on page 11 of in our most recent annual report on Form 20-F, filed on February 15, 2024 for a detailed description of various risks related to our corporate structure and doing business in China and other information that should be considered before making a decision to purchase any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, Preferred Shares, debt securities, warrants, units and rights to purchase Class A Ordinary Shares, Preferred Shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “QLI,” “Qilian,” “we,” “us,” “our,” “the Company” or similar words refer to Qilian International Holding Group Limited, together with our subsidiaries.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

● “Ahan” refers to Jiuquan Ahan Biotechnology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Gansu QLS;

● “Ahan® Antibacterial Paste” refers to a disinfection paste made from a mixture of 11 traditional Chinese herbal ingredients used to treat refractory chronic skin diseases;

● “APIs” refers to Active Pharmaceutical Ingredients, which refer to any substance or mixture of substances intended to be used in the manufacture of a drug (medicinal) product and that, when used in the production of a drug, becomes an active ingredient of the drug product;

● “Cangmen” refers to Tibet Cangmen trading Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Gansu QLS;

● “Chengdu QLS” refers to Chengdu Qilianshan Biotechnology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 79.71% owned by Gansu QLS;

● “China” or the “PRC” refers to the People’s Republic of China, including Hong Kong Special Administrative Region and the Macau Special Administrative Region, unless referencing specific laws and regulations adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for the purposes of this prospectus only, Taiwan; “PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;

● “Class A Ordinary Shares” refers to the Class A ordinary shares of par value US$0.00166667 per share in the capital of the Company;

● “Class B Ordinary Shares” refers to the Class B ordinary shares of par value US$0.00166667 per share in the capital of the Company;

● “Gan Di Xin®” refers to an innovative antitussive and expectorant medicine made from raw licorice materials;

● “Gansu QLS” refers to Gansu Qilianshan Pharmaceutical Co. Ltd., a limited liability company organized under the laws of the PRC, which Qilian International controls via a series of contractual arrangements between WFOE and Gansu QLS;

● “Gansu QLS,” “variable interest entity” or “ VIE” refers to Gansu Qilianshan Pharmaceutical Co., Ltd., a company incorporated in the People’s Republic of China;

● “WFOE” or “PRC Subsidiary” refers to Qilian International Trade (Chengdu) Co., Ltd., formerly known as Chengdu Qilian Trading Co., Ltd., and Qilian Shan International Trade (Hainan) Co., Ltd., both of which are limited liability company organized under the laws of the PRC and are wholly-owned by Qilian International (Hong Kong) Holdings Limited, a limited liability company organized under the laws of Hong Kong;

●“Hainan Trade” refers to Qilian Shan International Trade (Hainan) Co., Ltd., a limited liability company organized under the laws of the PRC and is wholly-owned by Qilian International (Hong Kong) Holdings Limited, a limited liability company organized under the laws of Hong Kong.

● “Heparin Sodium Preparation” refers to a primary ingredient for pharmaceutical companies to produce medications used in treating cardiovascular diseases, cerebrovascular diseases, and hemodialysis;

● “Moshangfa” refers to Moshangfa (Gansu) Fertilizer Industry Co., Ltd., formerly known as Jiuquan Qiming Biotechnology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Gansu QLS;

● “Preferred Shares” refers to the preferred shares of par value US$0.00166667 per share in the capital of the Company;

● “QLI,” “Qilian,” “Qilian International,” or “the Company” refers to Qilian International Holding Group Limited, an exempted company registered in the Cayman Islands with limited liability;

● “Qilian HK” refers to Qilian International’s wholly owned subsidiary, Qilian International (Hong Kong) Holdings Limited, a Hong Kong corporation;

● “Qilian Shan® Licorice Extract” refers to a primary ingredient for pharmaceutical companies to manufacture traditional licorice tablets;

● “Qilian Shan® Licorice Liquid Extract” refers to a primary ingredient for medical preparation companies to produce compound licorice oral solutions;

● “Qilian Shan® Oxytetracycline APIs” refers to an active ingredient used by pharmaceutical companies in the manufacturing of medications that use oxytetracycline;

● “Qilian Shan® Oxytetracycline Tablets” refers to tablets used to prevent and treat a wide range of diseases in chickens, turkeys, cattle, swine, and human;

● “RMB” and “Renminbi” refer to the legal currency of China;

● “Rugao” refers to to Rugao Tianlu Animal Products Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Chengdu QLS;

● “Samen” refers to Tibet Samen Trading Co., Ltd., a limited liability company organized under the laws of the PRC, which was 100% owned by Gansu QLS. Samen was dissolved in June 2023;

● “Shares” or “shares” refers to any share in the capital of the Company, including Class A Ordinary Shares, Preferred Shares and Class B Ordinary Shares;

● “TCM” refers to Traditional Chinese Medicine, a style of traditional medicine built on a foundation of more than 2,500 years of Chinese medical practice that includes various forms of herbal medicine, acupuncture, massage (tui na), exercise (qigong), and dietary therapy;

● “TCMD” refers to Traditional Chinese Medicine Derivatives, a type of product derived from TCM that has been prepared through modern medicine manufacturing procedures to be ready for use;

● “VIE Agreements” refers to a series of contractual arrangements, including Exclusive Service Agreement, as amended on August 27, 2019 and later terminated and replaced by Hainan Exclusive Service Agreement on December 1, 2022, the Call Option Agreement, the Equity Pledge Agreement, the Shareholders’ Voting Rights Proxy Agreement and Powers of Attorney, and the Spousal Consents;

● “US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

● “we,” “us,” “our company” and “our” refer to Qilian International Holding Group Limited and its consolidated subsidiaries. We conduct operations in China through our PRC subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

History and Development of the Company

Qilian International Holding Group Limited is not a Chinese operating company but a Cayman Islands holding company with its business operations conducted by Gansu Qilianshan Pharmaceutical Co., Ltd. (the “VIE”, “Gansu QLS”) and its subsidiaries established in the PRC. Qilian International Holding Group Limited is a Cayman Islands exempted company with limited liability incorporated on February 7, 2019. Qilian International (Hong Kong) Holdings Limited., which we refer to as “Qilian HK”, our wholly-owned subsidiary, was incorporated in Hong Kong on January 30, 2019. Qilian HK’s wholly owned subsidiary, Chengdu Qilian Trading Co., Ltd., formerly known as Qilian International Trade (Chengdu) Co., LTD, which we refer to as “WFOE”, was organized pursuant to PRC laws on May 15, 2019. Gansu Qilianshan Pharmaceutical Co. Ltd., which we refer to as Gansu QLS, the VIE, was established in August 30, 2006, as a result of restructuring from Gansu State-operated Qilianshan Pharmaceutical Factory, which was incorporated in July 1969 in Jiuquan, Gansu Province, PRC pursuant to PRC laws. Gansu QLS’ shareholders include certain PRC residents and corporate entities controlled by PRC residents.

Pursuant to PRC laws, each entity formed under PRC law shall have certain business scope approved by the Administration of Industry and Commerce or its local counterpart. As such, WFOE’s business scope is to primarily engage in business development, technology service, technology consulting, intellectual property service and business management consulting. Since the sole business of WFOE is to provide Gansu QLS with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a consulting fee, which is at WFOE’s discretion and can be the net income of Gansu QLS, such business scope is necessary and appropriate under the PRC laws. Gansu QLS, on the other hand, has been granted a business scope different from WFOE to enable it to develop, manufacture, market and sell its products.

Since we intend to acquire upstream and downstream companies manufacturing traditional Chinese medicine pieces, which is prohibited to be invested in by foreign investors, our WFOE cannot hold equity of Gansu QLS. We control Gansu QLS through contractual arrangements. Qilian International is a holding company with no business operation other than holding the shares in Qilian HK and Qilian HK is a pass-through entity with no business operation. WFOE is exclusively engaged in the business of managing the operation of Gansu QLS and its subsidiaries.

Gansu QLS, the VIE, was established in August 30, 2006, by restructuring from Gansu State-operated Qilianshan Pharmaceutical Factory, which was incorporated in July 1969 in Jiuquan, Gansu Province, PRC pursuant to PRC laws.

On April 17, 2020, Rugao was incorporated under the laws of the People’s Republic of China. Rugao is the 100% owned subsidiary of Chengdu QLS. It was intended to be used as procurement and manufacturing assistance entity for Chengdu QLS and as a point of expansion for the VIE and its subsidiaries’ sausage casings business in Jiangsu Province.

On January 12, 2021, ordinary shares of par US$0.00166667 each in the capital of the Company (the “Ordinary Shares”) commenced trading on the Nasdaq Global Market under the symbol “QLI.” We raised approximately US$23,865,085 in net proceeds from our initial public offering after deducting underwriting commissions and the offering expenses payable by us. As part of Qilian International Holding Group Limited’s (the “Company”) efforts to optimize its corporate structure, Qilian International Trade (Chengdu) Co. Ltd (“Chengdu Trade”) and Gansu Qilianshan Pharmaceutical Co., Ltd. (“Gansu QLS”) executed certain exclusive service termination agreement (the “Service Termination Agreement”) to terminate certain contractual service arrangements between Chengdu Trade and Gansu QLS. As a result of the aforementioned termination, Chengdu Trade will no longer have contractual control over, nor receive the economic benefits of Gansu QLS. In connection with such termination, Hainan Trade, a wholly-owned subsidiary of Qilian International (Hong Kong) Holdings Limited, entered into a certain exclusive service agreement with Gansu QLS (the “Hainan Exclusive Service Agreement”), through which Hainan Trade obtained contractual control over Gansu QLS. The Service Termination Agreement became effective on December 1, 2022. The Hainan Exclusive Service Agreement was signed on December 1, 2022. Pursuant to the Hainan Exclusive Service Agreement between Gansu QLS and Hainan Trade, Hainan Trade provides Gansu QLS with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Gansu QLS by Hainan Trade under this agreement, Hainan Trade is entitled to collect a service fee that shall be equal to 99.214% of the net profits of Gansu QLS. The Hainan Exclusive Service Agreement shall remain in effect for ten years unless earlier terminated upon written confirmation from both Hainan Trade and Gansu QLS before expiration. Otherwise, this agreement shall be extended by another ten years automatically. The Hainan Exclusive Service Agreement does not prohibit related party transactions. Hainan Trade enjoys a favorable income tax rate and individual income tax rate for its employees of 15%. The Company expects change of the structure described above will save income tax expense and attracting talent in long term.

In the opinion of Gansu Quanyi Law Firm, the Company’s PRC legal counsel, the contractual arrangements between Gansu Qilianshan Pharmaceutical Co., Ltd. and Qilian Shan International Trade (Hainan) Co., Ltd are valid, binding and enforceable under current PRC law. However, these contractual arrangements may not be as effective in providing control as direct ownership. There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulation regarding such contractual arrangements and their effectiveness.

On August 11, 2023, Zhongqiao was established as a limited liability company organized under the laws of the PRC. Hainan Trade owns 51% equity interests of Zhongqiao. The remaining 49% equity interests are owned by Sichuan Shihua Investment Management Co., Ltd., a PRC company controlled by Yuchang Xin, the brother of Zhanchang Xin, our Chief Executive Officer and Chairman of the Board.

On November 27, 2023, we applied to transfer our Ordinary Shares to The Nasdaq Capital Market (the “Capital Market”), as allowed under the Nasdaq Listing Rules. On December 13, 2023, the transfer from The Nasdaq Global Market to the Capital Market was approved. Effective at the opening of business on December 15, 2023, our Ordinary Shares were transferred to the Capital Market and continued to trade under the symbol “QLI”.

On 19 April 2024, we held an extraordinary general meeting at which shareholders resolved:

(a) to increase the Company's authorized share capital, with effect from such date as the board of directors of the Company should determine, from US$166,667 divided into 100,000,000 Ordinary Shares of par value US$0.00166667 each to US$833,335 divided into 500,000,000 Ordinary Shares of par value US$0.00166667 each (the “Share Capital Increase”);

(b) that immediately following the Share Capital Increase being effected, the Company re-designate and re-classify its authorized share capital as follows (the “Share Capital Reorganization”):

(i)       each then issued and outstanding Ordinary Share be re-designated and re-classified into one Class A Ordinary Share of par value US$0.00166667 each;

(ii)       of the then remaining authorized but unissued Ordinary Shares;

(a)       50,000,000 Ordinary Shares be re-designated and re-classified into 50,000,000 Preferred Shares of par value US$0.00166667 each;

(b)       100,000,000 Ordinary Shares be re-designated and re-classified into 100,000,000 Class B ordinary shares of par value US$0.00166667 each (each being a “Class B Share”); and

(c)       each of the remaining authorized but unissued Ordinary Shares be re-designated and re-classified into Class A Ordinary Shares; and

(c) immediately following the Share Capital Increase being effected the Company adopt an amended and restated memorandum and articles of association in substitution for and to the exclusion of the existing memorandum and articles of association of the Company.

The Share Capital Increase and the Share Capital Reorganization were subsequently made effective, pursuant to resolutions passed by the Company's board of directors, on April 29, 2024. Following the Company's adoption of the amended and restated articles of association, 120,000,000 Class A Ordinary Shares owned directly by Zhanchang Xin were re-classified and re-designated into Class B Ordinary Shares pursuant to resolutions passed by the directors of the Company.

Following the Share Capital Increase and the Share Capital Reorganization, the authorized share capital of the Company became US$833,335 divided into 350,000,000 Class A Ordinary Shares of par value US$0.00166667 each, 100,000,000 Class B Ordinary Shares of par value US$0.00166667 each, and 50,000,000 Preferred Shares of par value US$0.00166667 each.

Our principal executive offices are located at No. 152 Hongliang East 1st Street, No. 1703, Tianfu New District, Chengdu, China. The VIE and its subsidiaries’ telephone at this address is +86-0937-2689523. We maintain a corporate website at http://qilianinternational.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Business Overview

The WFOE and the VIE and its subsidiaries operate a pharmaceutical and chemical company based in China that focuses on the development, manufacture, marketing, and sale of oxytetracycline products, licorice products, traditional Chinese medicine derivatives (“TCMD”) product, heparin product, sausage casings, and fertilizers. The VIE and its subsidiaries independently developed Gan Di Xin® and Ahan® Antibacterial Paste within their research and development department. The products of the VIE and its subsidiaries are sold in more than 20 provinces in China.

●	Licorice products include Gan Di Xin®, Qilian Shan® Licorice Extract, and Qilian Shan® Licorice Liquid Extract. The VIE and its subsidiaries’ Gan Di Xin® is an innovative antitussive and expectorant medicine made from raw licorice materials. The VIE and its subsidiaries’ Qilian Shan® Licorice Extract is a primary ingredient for pharmaceutical companies to manufacture traditional licorice tablets. The VIE and its subsidiaries’ Qilian Shan® Licorice Liquid Extract is the primary ingredient for medical preparation companies to produce compound licorice oral solutions.

●	Oxytetracycline products include Qilian Shan® Oxytetracycline Tablets and Qilian Shan® Oxytetracycline Active Pharmaceutical Ingredients (“API”). The VIE and its subsidiaries’ Qilian Shan® Oxytetracycline Tablets are used to prevent and treat a wide range of diseases in chickens, turkeys, cattle, swine, and human. The VIE and its subsidiaries’ Qilian Shan® Oxytetracycline APIs are used by pharmaceutical companies in the manufacturing of medications that use oxytetracycline as an active ingredient.

●	TCMD product includes Ahan® antibacterial paste, which is made from a mixture of 11 traditional Chinese herbal ingredients. It is used to treat refractory chronic skin diseases.

●	Heparin product includes Heparin Sodium Preparation. It is a primary ingredient for pharmaceutical companies to produce medications used in treating cardiovascular diseases, cerebrovascular diseases, and hemodialysis.

●	Sausage casings include Zhu Xiaochang® Sausage Casings, which are all-natural food products used for culinary purposes.

●	Fertilizer products include Xiongguan® Organic Fertilizer and Xiongguan® Organic-Inorganic Compound Fertilizer. The VIE and its subsidiaries’ Xiongguan® Organic Fertilizer is designed to improve crop yield, increase soil’s chemical properties, and reduce soil compaction. The VIE and its subsidiaries’ Xiongguan® Organic-Inorganic Compound Fertilizer is made from both organic materials and traditional chemical fertilizer, and is designed to increased plant growth.

The following diagram illustrates our current corporate structure:

Corporate Information

Our principal executive office is located at No. 152 Hongliang East 1st Street, No. 1703, Tianfu New District, Chengdu, China. Our telephone number is + 86-028-64775180. We maintain a website at http://qilianinternational.com that contains information about our Company, though no information contained on our website is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on February 15, 2024, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital is US$833,335 divided into 350,000,000 Class A Ordinary Shares of par value US$0.00166667 each, 100,000,000 Class B ordinary shares of par value US$0.00166667 each, and 50,000,000 Preferred Shares of par value US$0.00166667 each.

As of the date of this prospectus, there were 35,750,000 Class A Ordinary Shares issued and outstanding.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

●	Class A Ordinary Shares of US$0.00166667 par value each;

●	Preferred Shares, US$0.00166667 par value each;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Class A Ordinary Shares or other securities. The debt securities, the Class A Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Class A Ordinary Shares

As of the date of this prospectus, there were 23,750,000 Class A Ordinary Shares issued and outstanding.

Dividends

Subject to the provisions of the Companies Act (Revised) of the Cayman Islands (the "Companies Act") and any rights attaching to any class or classes of shares under and in accordance with the amended and restated articles of association of the Company (the “Articles”):

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Class A Ordinary Share and one vote per Class B Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and fifty votes per Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Transfer of Shares

Provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the shares are fully paid, by or on behalf of that shareholder; and

(b)	where the shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the shares transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares acquired by investors. The legal title to such shares and the registration details of those shares in the Company’s register of members will remain with Depository Trust Company (“DTC”). All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Conversion Rights

Each Class B Ordinary Share is convertible into one fully paid and non-assessable Class A Ordinary Share: (a) at the option of the holder thereof, at any time after the date of issuance of such share; immediately upon the occurrence of certain transfers of such Class B Ordinary Shares that are not to affiliates of the relevant shareholder; and (c) immediately upon the closing of a transaction resulting in the initial holders of the Class B Ordinary Shares holding fewer than 691,950 Class B Ordinary Shares.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase.

Re-classification and re-designation of Class A Ordinary Shares

The directors, or the shareholders by ordinary resolution, may authorize the re-classification and re-designation of any number of issued or unissued Class A Ordinary Shares into Class B Ordinary Shares.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;
(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and
(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital in any way.

Calls on Shares and Liens on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Inspection of Books and Records

Holders of our Class A Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●          the names and addresses of the members and, a statement of the shares held by each member, which;

●          distinguishes each share by its number (so long as the share has a number);

●          confirms the amount paid or agreed to be considered as paid, on the shares of each member;

●          confirms the number and category of shares held by each member;

●         confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●          the date on which the name of any person was entered on the register as a member; and

●          the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters required to be set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Preferred Shares

The directors of the Company have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Subject to the Companies Act (Revised) of the Cayman Islands and the terms of our M&A and without limitation to the preceding sentence, the directors may so deal with the unissued shares with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. Our Board may, issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available.

You should refer to the prospectus supplement relating to any preferred shares being offered for the specific terms of those shares.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Class A Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Class A Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Class A Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A Ordinary Shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Class A Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Vstock Transfer LLC, located at Woodmere, NY, Utah. Their mailing address 18 Lafayette Place, Woodmere, NY 11598. Their phone number is (212) 828-8436.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “QLI”.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Class A Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Ogier (Cayman) LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2023 and 2022 have been audited by ZH CPA, LLC, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2021 have been audited by Friedman LLP, which, at the time of issuing its audit report was, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended September 30, 2023, 2022, and 2021 are included in our Annual Report on Form 20-F for the year ended September 30, 2023, filed on February 15, 2024, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, as amended for the fiscal year ended September 30, 2023, filed with the SEC on February 15, 2024;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on March 11, 2024; Form 6-K, filed with the SEC on April 25, 2024

(3)	the description of our securities incorporated by reference in our registration statement on Form F-1, as amended (File No. 333-234460) initially filed with the Commission on November 4, 2019, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at No. 152 Hongliang East 1st Street, No. 1703, Tianfu New District, Chengdu, 610200, People’s Republic of China, Attention: Zhanchang Xin, 86-028-64775180.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://qilianinternational.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

QILIAN INTERNATIONAL HOLDING GROUP LIMITED

$200,000,000

Class A Ordinary Shares,

Preferred Shares,

Debt Securities,

Warrants,

Rights and

Units

PROSPECTUS

[●], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. To the extent permitted by law, our M&A requires us to indemnify our officers and directors for actions, proceedings, claims, charges, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
4.2	Form of Warrant**
4.3	Form of Warrant Agreement**
4.4	Form of Unit Agreement**
4.5	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any***
4.6	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any***
4.7	Form of debt securities, if any**
5.1	Opinion of Ogier (Cayman) LLP
23.1	Consent of ZH CPA, LLC ***
23.2	Consent of Friedman LLP ***
23.3	Consent of Gansu Quanyi Law Firm
23.4	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
24.1	Power of Attorney***
107	Filing Fee Table***

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

***	Previously filed.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chengdu, on May 8, 2024.

QILIAN INTERNATIONAL HOLDING GROUP LIMITED

By:	/s/ Zhanchang Xin
	Name:	Zhanchang Xin
	Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Zhanchang Xin	Chief Executive Officer and Chairman of the Board	May 8, 2024
Zhanchang Xin

/s/ *	Chief Financial Officer	May 8, 2024
Haiping Shi

/s/ *	Director	May 8, 2024
Song Gao

/s/ *	Director	May 8, 2024
Ming Jing

/s/ *	Director	May 8, 2024
Maofan Tang

/s/ *	Director	May 8, 2024
Dingqian Liu

*By:

/s/ Zhanchang Xin
Chief Executive Officer and Chairman of the Board
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on May 8, 2024.

Puglisi & Associates
Authorized U.S. Representative

By:	/s/ Donald Puglisi
Name: Donald Puglisi
Title: Managing Director on behalf of Puglisi & Associates